UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported)                    July 27, 2006

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file	(I.R.S. Employer
	number)	Identification No.)

One Tellabs Center, 1415 W. Diehl Road, Naperville, Illinois		60563
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 1.01               Entry Into a Material Definitive Agreement

On July 25, 2006, the Compensation Committee of the Board of Directors of Tellabs, Inc. granted to the Company’s Chief Executive Officer, Chief Financial Officer and Executive Vice Presidents performance stock units (“PSUs”) under the Company’s 2004 Incentive Compensation Plan. The PSUs entitle the recipients to receive shares of the Company’s Common Stock in March 2008, contingent upon the achievement of cumulative Company operating income and revenue-based targets for the 2006 and 2007 fiscal years.

In order for shares of the Company’s stock to be issued under these PSUs, the Company’s operating income and revenue for 2006 and 2007 must meet specified minimum target amounts. No stock will be issued and the PSUs will be canceled and forfeited should the Company fail to meet such minimum amounts. The number of shares of stock issuable will vary depending on the target amounts achieved.  If the target amounts are achieved then one share of stock will be issued for each PSU granted. At minimum target performance ½ share will be issued for each PSU granted and at maximum target performance three shares will be granted for each PSU granted.

Any stock issued under the PSUs will be issued in March 2008, provided the executive remains continuously employed through that date.  Payment of a prorated award may be made if employment terminates prior to such issuance due to death, disability or involuntarily for reasons other than cause (as defined in the award documentation).

A total of 270,000 PSUs were awarded to the following executive officers:  Krish Prabhu, Chief Executive Officer, 60,000; Timothy Wiggins, Chief Financial Officer, 35,000; and Carl DeWilde, Stephen McCarthy, Jean Holley, Daniel Kelly, James Sheehan, John Brots and J. Thomas Gruenwald, Executive Vice Presidents, 25,000 each.

Item 2.02               Results of Operations and Financial Condition.

On July 27, 2006, Tellabs, Inc. reported its results of operations for its fiscal second quarter ended June 30, 2006.  A copy of the press release issued by Tellabs, Inc. concerning the foregoing results is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02 and related information in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of Tellabs, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 2.02, including related information in Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), Tellabs, Inc. provides non-GAAP results of operations in the press release as additional information for its operating results.  These measures are not in accordance with or an alternative for, GAAP and may be different from measures used by other companies. The non-GAAP results of operations eliminate certain items of expenses and losses from cost of goods sold, operating expenses, other income and expenses and income taxes. The Company’s management believes that this presentation allows investors to evaluate the current operational and financial performance of the Company’s business as an indicator of future operational and financial performance. The Company’s management uses these measures for reviewing its financial results and for business planning and performance. The Company’s management discloses this information externally along with a complete reconciliation of their comparable GAAP amounts, to provide access to the detail and general nature of adjustments made to GAAP financial results. Furthermore, while some of these items have been periodically reported in Tellabs, Inc.’s results of operations, including significant restructuring and other charges, their occurrence in future periods is dependent upon future business and economic factors, among other evaluation criteria, and may frequently be beyond the control of management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC.
(Registrant)

/s/ James A. Dite
James A. Dite Vice President and Controller (Principal Accounting Officer and duly authorized officer)

July 27, 2006
(Date)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Tellabs, Inc., dated July 27, 2006.